Exhibit 10.7

FORM OF INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT made and entered into as of                     (“Agreement”), by and between ARCHROCK, INC., a Delaware corporation (“Company”), and                       (“Indemnitee”).

W I T N E S S E T H:

WHEREAS, highly skilled and competent persons are becoming more reluctant to serve public corporations as directors or officers unless they are provided with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of a corporation; and

WHEREAS, uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons; and

WHEREAS, the Board of Directors has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

WHEREAS, while the Amended and Restated Bylaws of the Company (the “Bylaws”) require indemnification of the officers and directors of the Company, the Bylaws and the General Corporation Law of the State of Delaware (the “DGCL”) expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and its directors, officers and other persons with respect to indemnification; and

WHEREAS, Indemnitee does not regard the protection available under the Bylaws and through insurance as adequate in the present circumstances, and may not be willing to serve as an officer, director, employee or agent without adequate protection, and the Company desires Indemnitee to serve in one or more such capacities; and

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify Indemnitee to the fullest extent permitted by applicable law so that Indemnitee will serve or continue to serve the Company free from undue concern that Indemnitee will not be so indemnified; and

WHEREAS, Indemnitee is willing to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

EXTERRAN HOLDINGS, INC.

INDEMNIFICATION AGREEMENT (REV.   -  -07)

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.                                           Services by Indemnitee.  Indemnitee agrees to serve as a director, officer, employee or agent of the Company.  This Agreement does not create or otherwise establish any right on the part of Indemnitee to be and continue to be nominated to be a director, officer, employee or agent of the Company and does not create an employment contract between the Company and Indemnitee.

Section 2.                                           Indemnification.  The Company shall indemnify Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof or as such laws may from time to time be amended.  Without diminishing the scope of the indemnification provided by this Section 2, the rights of indemnification of Indemnitee provided hereunder shall include but shall not be limited to those rights, except to the extent expressly prohibited by applicable law.

Section 3.                                           Action or Proceeding Other Than an Action by or in the Right of the Company.  Indemnitee shall be entitled to the indemnification rights provided in this Section 3 if Indemnitee is a party to or participant in or is threatened to be made a party to or participant in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, other than an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that Indemnitee is or was a director, officer, employee, agent, or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, agent, or fiduciary of any other entity or by reason of anything done or not done by him or her in any such capacity.  Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding (including, but not limited to, the investigation, defense or appeal thereof or any claim, issue or matter therein), if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

Section 4.                                           Actions by or in the Right of the Company.  Indemnitee shall be entitled to the indemnification rights provided in this Section 4 if Indemnitee is a person who was or is made a party to or participant in or is threatened to be made a party to or participant in any threatened, pending or completed action or suit brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee, agent, or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, agent, or fiduciary of any other entity by reason of anything done or not done by Indemnitee in any such capacity.  Pursuant to this Section 4, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by Indemnitee in connection with such action or suit (including, but not limited to, the investigation, defense, settlement or appeal thereof or any claim, issue or matter therein) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any

ARCHROCK, INC.

INDEMNIFICATION AGREEMENT

claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper.

Section 5.                                           Indemnification for Expenses of Successful Party.  Notwithstanding the other provisions of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 3 or 4 hereof, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.  For purposes of this Section and Section 6 below, and without limitation, the termination of any claim, issue or matter in any such action, suit or proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6.                                           Partial Indemnification.  If Indemnitee is only partially successful in the defense, investigation, settlement or appeal of any action, suit, investigation or proceeding described in Section 4 hereof, and as a result is not entitled under Section 5 hereof to indemnification by the Company for the total amount of the expenses (including attorneys’ fees and disbursements), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by Indemnitee, the Company shall nevertheless indemnify Indemnitee, as a matter of right pursuant to Section 5 hereof, to the extent Indemnitee has been partially successful.  If the Indemnitee is only partially successful in any such action, suit, investigation or proceeding, the Company shall also indemnify Indemnitee, to the fullest extent permitted by applicable law, against all expenses (including attorneys’ fees and disbursements) reasonably incurred in connection with a claim, issue or matter related to any claim, issue or matter on which the Indemnitee was successful.

Section 7.                                           Indemnification for Expenses of a Witness.  To the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status (as hereinafter defined), a witness in any proceeding, Indemnitee shall be indemnified by the Company against all expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 8.                                           Additional Indemnification.

(a)                                 Notwithstanding any limitation in Sections 3, 4, 5 or 6 hereof, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to any action, suit or proceeding (including any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the action, suit or proceeding.

(b)                                 For purposes of Section 8(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(i)                                     to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL, and

(ii)                                  to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 9.                                           Exclusions.  Notwithstanding any provision of this Agreement, the Company shall not be obligated under this Agreement to make any indemnity (and, with respect to clause (c) below, advancement of expenses) in connection with any claim made against Indemnitee:

(a)                                 for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b)                                 for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (as hereinafter defined) or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), or

(c)                                  except as provided in Section 13 of this Agreement, in connection with any action, suit or proceeding (or any part thereof) initiated by Indemnitee, including any action, suit or proceeding (or any part thereof) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board of Directors authorized the action, suit or proceeding (or any part thereof) prior to its initiation or (ii) the Company provides the indemnification or advancement of expenses, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

Section 10.                                    Determination of Entitlement to Indemnification.

(a)                                 Upon written request by Indemnitee for indemnification pursuant to Section 3 or 4 hereof, the entitlement of the Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons who shall be empowered to make such determination:  (i) if a Change of Control shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (ii) if a Change of Control shall not have occurred, (A) by the Board of Directors, by a majority vote of the Disinterested Directors (as hereinafter defined) even if less than a quorum; or (B) if there are no such Disinterested Directors or if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (C) if so directed by the Board of Directors, by the stockholders of the Company.  Such determination of entitlement to indemnification shall be made not later than 60 days after receipt by the Company of a written request for indemnification.  Such request shall include documentation or information which is necessary for such determination and which is reasonably available to Indemnitee.  To the fullest extent not prohibited by law, any expenses (including attorneys’ fees) incurred by Indemnitee in connection with Indemnitee’s request for indemnification hereunder shall be borne by the Company, and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification.  If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among such claims, issues or matters.

(b)                                 In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(a) hereof, the Independent Counsel shall be selected as provided in this Section 10(b).  If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.  If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.  In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined herein, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within twenty (20) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof and the final disposition of the action, suit or proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 10(a) hereof.  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13 of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 11.                                    Presumptions and Effect of Certain Proceedings.

(a)                                 The Secretary of the Company shall, promptly upon receipt of Indemnitee’s request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination as provided in Section 10 that Indemnitee has made such request for indemnification.  Upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption.  If the person or persons so empowered to make such determination shall have failed to make the requested indemnification within 60 days after receipt by the Company of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, to the fullest extent not prohibited by law and absent actual and material fraud in the request for indemnification; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person or persons so empowered to make the determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 11 shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 10(a) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(a) of this Agreement.  The termination of any action, suit, investigation or proceeding described in Section 3 or 4 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself:  (x) create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful; or (y) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein or by applicable law.

(b)                                 For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company and/or its affiliates, including financial statements, or on information supplied to Indemnitee by the officers of the Company and/or its affiliates in the course of their duties, or on the advice of legal counsel for the Company and/or its affiliates or on information or records given or reports made to the Company and/or its affiliates by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Company and/or an affiliate thereof.  The provisions of this Section 11(b) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(c)                                  The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or any affiliate thereof shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 12.                                    Advancement of Expenses.  All reasonable expenses incurred by Indemnitee (including attorneys’ fees, retainers and advances of disbursements required of Indemnitee) in defending or otherwise participating in (including as a witness) any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, at the request of Indemnitee within twenty days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time (whether prior to or after final disposition of any action, suit or proceeding).  Such statement or statements shall reasonably evidence the expenses incurred by Indemnitee in connection therewith.  The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking by or on behalf of Indemnitee to repay such advances if it is ultimately determined that Indemnitee is not entitled to be indemnified against such expenses and costs by the Company as provided by this Agreement or otherwise.  All advances provided to Indemnitee hereunder shall be unsecured and interest free, and such advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  Indemnitee’s entitlement to such expenses shall include those incurred in connection with any proceeding by Indemnitee seeking an adjudication or award in arbitration pursuant to Section 13 of this Agreement.  The Company shall have the burden of proof in any determination under this Section 12.

Section 13.                                    Remedies of Indemnitee in Cases of Determination Not to Indemnify or to Advance Expenses.  In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Section 10 or 11, or if expenses are not advanced pursuant to Section 12, Indemnitee shall be entitled to a final adjudication in the Delaware Court of Chancery.  Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within sixty days following the filing of the demand for arbitration.  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim.  Such judicial proceeding or arbitration shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) that Indemnitee is not entitled to indemnification.  If a determination is made or deemed to have been made pursuant to the terms of Section 10 or 11 hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable.  The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.  If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification hereunder, the Company shall, to the fullest extent not prohibited by applicable law, pay all expenses (including attorneys’ fees and disbursements) actually incurred by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings).

Section 14.                                    Other Rights to Indemnification.  The indemnification and advancement of expenses (including attorneys’ fees) provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the by-laws, agreement, provision of the Certificate of Incorporation, as amended, vote of stockholders or Disinterested Directors, provision of law, or otherwise; provided, however, that this Agreement supersedes any other Agreement that has been entered into between the Company and the Indemnitee which has as its principal purpose the indemnification by the Company of Indemnitee.

Section 15.                                    Attorneys’ Fees and Other Expenses To Enforce Agreement.  In the event that Indemnitee is subject to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against, any actual expenses for attorneys’ fees and disbursements reasonably incurred by Indemnitee, provided that in bringing the advancement action, Indemnitee acted in good faith.

Section 16.                                    Duration of Agreement.  This Agreement shall continue until and terminate upon the later of: (a) six (6) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee or agent of the Company or, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise or (b) one (1) year after the final termination of any proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to this Agreement relating thereto.  This Agreement shall be binding upon the Company and its successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger of operation of law) and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devises, executors, administrators or other legal representatives.

Section 17.                                    Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 18.                                    Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 19.                                    Headings.  The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 20.                                    Definitions.  For purposes of this Agreement:

(a)                                 “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(b)                                 “Change of Control” of the Company shall mean:

(i)                                     The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), any acquisition by any Person pursuant to a transaction which complies with clause (A) of subsection (iii) of this definition shall not constitute a Change of Control; or

(ii)                                  Individuals, who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered for purposes of this definition as though such individual was a member of the Incumbent Board, but excluding, for these purposes, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(iii)                               The consummation of a reorganization, merger or consolidation involving the Company or any of its subsidiaries, or the sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole (other than to an entity wholly owned, directly or indirectly, by the Company) (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Resulting Corporation in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors of the Resulting Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction.  Notwithstanding the foregoing, neither the sale, lease or other disposition of assets by the Company or its subsidiaries to the Partnership or its subsidiaries or their successors nor the sale, lease or other disposition of any interest in the Partnership, its general partner or its subsidiaries or their successors shall, in and of itself, constitute a Change of Control for purposes of this Agreement.

(c)                                  “Corporate Status” shall mean the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or any majority-owned subsidiary or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the request of the Company.

(d)                                 “Disinterested Director” shall mean a director of the Company who is not or was not a party to the action, suit, investigation or proceeding in respect of which indemnification is being sought by Indemnitee.

(e)                                  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(f)                                   “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(g)                                  “Partnership” shall mean Archrock Partners, L.P. (formerly named Universal Compression Partners, L.P.).

(h)                                 “Person” shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(i)                                     “Resulting Corporation” means (1) the Company or its successor, or (2) if as a result of a Corporate Transaction the Company or its successor becomes a subsidiary of another entity, then such entity or the parent of such entity, as applicable, or (3) in the event of a Corporate Transaction involving the sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, then the transferee of such assets or the parent of such transferee, as applicable, in such Corporate Transaction.

Section 21.                                    Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 22.                                    Notice by Indemnitee.  (a)  Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification covered hereunder, either civil, criminal, administrative, investigative or otherwise, provided, however, that the failure to so notify the Company will not relieve the Company from any liability it may have to Indemnitee except to the extent that such failure materially prejudices the Company’s ability to defend such claim.  With respect to any such action, suit, proceeding, inquiry or investigation as to which Indemnitee notifies the Company of the commencement thereof:

(i)                                     The Company will be entitled to participate therein at its own expense; and

(ii)                                  Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee.  After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ Indemnitee’s own counsel in such action, suit, proceeding, inquiry or investigation, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee and not subject to indemnification hereunder unless (x) the employment of counsel by Indemnitee has been authorized by the Company; (y) in the reasonable opinion of counsel to Indemnitee there is or may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action; or (z) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company.

(b)                                 Neither the Company nor the Indemnitee shall settle any claim without the prior written consent of the other (which shall not be unreasonably withheld).

Section 23.                                    Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or if (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i)                                     If to Indemnitee, to the address set forth below his or her signature.

(ii)                                  If to the Company to:

Archrock, Inc.

16666 Northchase Drive

Houston, Texas 77060

Attn: Chief Executive Officer

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 24.                                    Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such action, suit or proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such action, suit or proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 25.                                    Governing Law; Consent to Jurisdiction.  The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant hereto, the Company and Indemnitee hereby irrevocably and unconditionally (i) consent to the exclusive jurisdiction and venue of the federal and state courts located in Houston, Texas, for any action or proceeding arising out of or in connection with this Agreement, and agree that any such action or proceeding shall not be heard in any other state or federal court in the United States of America or any court in any other country, (ii) waive any objection to the laying of venue of any such action or proceeding in any such federal or state court located in Houston, Texas, (iii) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in any such court has been brought in an improper or inconvenient forum, (iv) waive the right to trial by jury in any such action or proceeding, and (v) consent to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 23.

Section 26.                                    Enforcement.

(a)                                 The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer, employee or agent of the Company (or, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise), and the Company acknowledges that Indemnitee is relying upon this Agreement in serving the Company in such capacity.

(b)                                 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation of the Company, the Bylaws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 27.                                    Miscellaneous.  Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ARCHROCK, INC.

By:
Name:
Title:

[NAME]

(Signature)

Address: